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Exhibit 4.2.5

SUBSCRIPTION AGREEMENT

        SUBSCRIPTION AGREEMENT (this "Agreement") made as of the date set forth on the signature page hereof between Gentium S.p.A., a joint stock company (societá per azioni) incorporated and organized under the laws of the Republic of Italy having a place of business at Piazza XX Settembre, n. 2, 22079 Villa Guardia, Como, Italy (the "Company"), and the undersigned (the "Subscriber").

W I T N E S S E T H:

        WHEREAS, the Company desires to sell up to eight million and ten thousand dollars (the "Maximum Amount") of investment units of the Company (the "Units"), with each Unit consisting of: (i) a Series A Senior Secured Convertible Promissory Note (the "Note") and (ii) a warrant to purchase shares of common stock, par value €1 per share ("Common Stock") of the Company, at an exercise price set forth in the warrant, (the "Warrant");

        WHEREAS, each Note shall bear interest at a rate of 7% until March 31, 2005, 10% from April 1, 2004 until the Maturity Date, as defined in the Note, and Libor, as defined in the Note, plus 12% thereafter, and, shall be convertible at the option of the holder thereof into shares of Common Stock prior to the stated redemption date of such Note, all as more fully set forth in the Form of Note attached hereto as Exhibit A;

        WHEREAS, Finanziaria Sirton S.p.A., the sole shareholder of the Company ("Finanziaria Sirton"), will enter into a Pledge Agreement with a representative of the holders of the Notes (the "Pledge Agreement"), pursuant to which Finanziaria Sirton will secure the performance of all of the obligations of the Company under the Notes through a pledge to the holders of the Notes of up to one million six hundred fifty thousand (1,650,000) shares constituting thirty-three percent (33%) of the shares of outstanding Common Stock of the Company (the "Pledged Shares"), with the actual number of Pledged Shares to depend upon the principal amount of Notes sold in the Offering (as defined below) and to amount to twenty thousand five hundred ninety-nine (20,599.00) shares per one hundred thousand dollars ($100,000) of Notes sold;

        WHEREAS, the Warrants will be exercisable into shares of Common Stock (the "Warrant Shares"), on the terms set forth in the Form of Warrant attached hereto as Exhibit B (the Warrant Shares, together with the Conversion Shares are sometimes hereinafter referred to as the "Shares" and the Units, the Notes, the Warrants and the Shares are sometimes hereinafter referred to as the "Securities");

        WHEREAS, the Company is offering (the "Offering") the Units to a limited number of "accredited investors" (as that term is defined by Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the "Act"));

        WHEREAS, each Subscriber will also enter into the Investors' Rights Agreement, dated the applicable Closing Date (as defined below) with the Company, substantially in the form attached thereto as Exhibit C (the "Investors' Rights Agreement"); and

        WHEREAS, the Subscriber desires to purchase that number of Units set forth on the signature page hereof on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the promises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

ARTICLE I.
SUBSCRIPTION FOR UNITS AND REPRESENTATIONS BY SUBSCRIBER

        1.1.  Subject to the terms and conditions hereinafter set forth, Subscriber hereby subscribes for and agrees to purchase from the Company such number of Units, and the Company agrees to sell such number of Units to Subscriber, as is set forth upon the signature page hereof against payment made by personal or business check, or money order made payable to "Wells Fargo Bank" (the "Escrow Agent"), F/B/O [Subscriber]," at the address set forth in Section 3.2, contemporaneously with the execution and delivery of this Agreement. Subscribers may also pay by wire transfer of immediately available funds to:

    Wells Fargo Bank, NA
    San Francisco, CA
    ABA # 121000248
    Credit: Corporate Trust Clearing Acct #0001038377
    FCC: Gentium S.p.A. Subscription Esc
    Attn: Denise Smith at 214-777-4073
    [                             ]
    [Subscriber]

        The Escrow Agent shall accept and hold in escrow all such funds so received by it in a special account established by the Company pursuant to an escrow agreement attached hereto as Exhibit A (the "Escrow Agreement") between the Company and the Escrow Agent. The Escrow Agent shall release all funds received from Subscribers under the terms and conditions set forth in the Escrow Agreement. The Notes and the Warrants (in the form attached hereto), will be delivered by the Company within 10 days following the applicable Closing (as defined in Section 3.1 below) of the Offering as set forth in Article III hereof.

        1.2.  The Subscriber recognizes that the purchase of the Securities involves a high degree of risk including, but not limited to, the following: (i) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (ii) the Subscriber may not be able to liquidate his, her or its investment; (iii) transferability of the Securities is extremely limited; (iv) in the event of a disposition of the Securities, the Subscriber could sustain the loss of his, her or its entire investment; (v) the risks described in the Private Placement Memorandum (as defined below); and (vi) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future.

        1.3.  The Subscriber represents that the Subscriber is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act, as indicated by the Subscriber's responses to the questions contained in ARTICLE VI hereof. If the Subscriber is a natural person, the Subscriber has reached the age of majority in the state or other jurisdiction in which the Subscriber resides. In addition, the Subscriber represents that such Subscriber has adequate means of providing for the Subscriber's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Securities for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment. In addition, the Subscriber represents that on each date that the Subscriber exercises any portion of the Warrant or, if applicable, converts any portion of the Note, the Subscriber will be an "accredited investor."

        1.4.  The Subscriber hereby acknowledges and represents that (i) the Subscriber has prior investment experience, including investment in securities which are non-listed, unregistered and/or not traded on the Nasdaq National or SmallCap Market, a national stock exchange or on the National Association of Securities Dealers, Inc. (the "NASD") automated quotation system for actively traded stocks ("Nasdaq"), or the Subscriber has employed the services of an investment advisor, attorney and/or accountant to read all of the documents furnished or made available by the Company to the Subscriber and to all other prospective investors in the Units and to evaluate the merits and risks of such an investment on the Subscriber's behalf; (ii) the Subscriber recognizes the highly speculative nature of this investment; and (iii) the Subscriber is able to bear the economic risk which the Subscriber hereby assumes.

        1.5.  The Subscriber hereby acknowledges that it has been furnished with, or has had an opportunity to acquire and carefully review, the Confidential Private Placement Memorandum describing the terms of the Offering, dated September 3, 2004, as supplemented by the Amendments, dated October 1, 2004 and October 8, 2004 (together, the "Private Placement Memorandum"). The Subscriber further represents that the Subscriber has been furnished by the Company during the course of this transaction with all information regarding the Company which the Subscriber, its investment advisor, attorney and/or accountant has requested or desired to know, has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Offering, and has received any additional information which the Subscriber has requested. This Subscription Agreement, including the Note, the Warrant, the Investors' Rights Agreement and the Private Placement Memorandum are collectively referred to herein as the "Offering Documents."

        1.6.  (a) The Subscriber has relied solely upon the information provided by the Company in making the decision to invest in the Units. The Subscriber is familiar with and understands the terms of the Offering, including the rights to which the Subscriber is entitled under this Agreement, the Note, the Warrant, the Investors' Rights Agreement. The Subscriber has been furnished with and has carefully read the Offering Documents. In evaluating the suitability of an investment in the Company, the Subscriber has not relied upon any representation or other information (whether oral or written) from the Company, or any agent, employee or affiliate of the Company or any other third party other than as set forth in the Offering Documents and the results of Subscriber's own independent investigation. To the extent necessary, the Subscriber has retained, at his/its sole expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Units hereunder.

          (b)   The Subscriber represents that no Securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith the Subscriber did not: (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

        1.7.  The Subscriber hereby represents that the Subscriber, either by reason of the Subscriber's business or financial experience or the business or financial experience of the Subscriber's professional advisors (who are unaffiliated with, and who are not compensated by, the Company or any affiliate or selling agent of the Company, including the Maxim Group LLC and I-Bankers Securities, Inc. (collectively, the "Placement Agents"), or any selected dealers, directly or indirectly, has the capacity to protect the Subscriber's own interests in connection with the transaction contemplated hereby. The Subscriber acknowledges that the Placement Agents are acting as placement agents for the Units being offered hereby and will be compensated by the Company for acting in such capacity. The Subscriber further acknowledges that the Placement Agents have acted solely as agents of the Company in connection with the offering of the Units by the Company, that the information and data provided to the Subscriber in connection with the transactions contemplated hereby have not been subjected to independent verification by the Placement Agents, and that the Placement Agents make no representation or warranty with respect to the accuracy or completeness of such information, data or other related disclosure material.

        1.8.  The Subscriber hereby acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission (the "SEC" or the "Commission") or any state securities regulatory authority or other governmental body or agency, since the Offering is intended to be exempt from the registration requirements of Section 5 of the Act pursuant to Regulation D, and/or the provisions of Regulation S, promulgated under the Act. The Subscriber shall not sell or otherwise transfer the Securities unless they are registered under the Act or unless an exemption from such registration is available. The Subscriber understands that if required by the laws or regulations or any applicable jurisdictions, the Offering contemplated hereby will be submitted to the appropriate authorities of such state(s) for registration of exemption therefrom.

        1.9.  The Subscriber understands that the Securities have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon the Subscriber's investment intention. In this connection, the Subscriber hereby represents that the Subscriber is purchasing the Securities for the Subscriber's own account for investment purposes only and not with a view toward the resale or distribution to others and has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Securities to any other person. The Subscriber, if an entity, also represents that it was not formed for the purpose of purchasing the Securities.

        1.10. The Subscriber understands that Rule 144 promulgated under the Act ("Rule 144") requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register any of the Securities under the Act or any state securities or "blue sky" laws or assist the Subscriber in obtaining an exemption from various registration requirements, other than as set forth in the Investors' Rights Agreement. The Subscriber agrees to hold the Company and its directors, officers, employees, controlling persons and agents (including the Placement Agents and their officers, directors, employees, counsel, controlling persons and agents) and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (i) any misrepresentation made by the Subscriber contained in this Agreement (including the Confidential Investor Questionnaire contained in ARTICLE VI herein), (ii) any sale or distribution by the Subscriber in violation of the Act or any applicable state securities or "blue sky" laws or (iii) any untrue statement of a material fact made by the Subscriber and contained herein.

        1.11. The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Securities substantially as set forth below, that such Securities have not been registered under the Act or any state securities or "blue sky" laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the Securities.

  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) ISSUER RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO ISSUER, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

        1.12. The Subscriber agrees to supply the Company, within five (5) days after the Subscriber receives the request therefor from the Company, with such additional information concerning the Subscriber as the Company deems necessary or advisable.

        1.13. The Subscriber hereby represents that the address of the Subscriber furnished by Subscriber on the signature page hereof is the Subscriber's principal residence if Subscriber is an individual or its principal business address if it is a corporation or other entity.

        1.14. The Subscriber represents that the Subscriber has full power and authority (corporate, statutory and otherwise) to execute, deliver, and perform this Agreement and to purchase the Securities. This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

        1.15. If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other entity (a) it is authorized and qualified to become an investor in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so and (b) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

        1.16. The Subscriber acknowledges that if he or she is a Registered Representative of an NASD member firm, he or she must give such firm the notice required by the NASD Rules of Fair Practice, receipt of which must be acknowledged by such firm in Section 6.4 below.

        1.17. Omitted.

        1.18. The Subscriber understands, acknowledges and agrees with the Company that this subscription (the "Subscription") may be rejected, in whole or in part, by the Company, in the sole and absolute discretion of the Company, at any time before any Closing Date, as defined in Section 3.1 below, notwithstanding prior receipt by the Subscriber of notice of acceptance of the Subscriber's Subscription.

        1.19. The Subscriber understands, acknowledges and agrees with the Company that, except as otherwise set forth herein, the subscription hereunder is irrevocable by the Subscriber, that, except as required by law, the Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Subscriber hereunder and that this Agreement and such other agreements shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

        1.20. The Subscriber understands, acknowledges and agrees with the Company that, the Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D thereunder, and/or the provisions of Regulation S which is in part dependent upon the truth, completeness and accuracy of the statements made by the Subscriber.

        1.21. The Subscriber understands, acknowledges and agrees with the Company that, there can be no assurance that the Subscriber will be able to sell or dispose of the Securities. It is understood that in order not to jeopardize the Offering's exempt status under Section 4(2) of the Securities Act and Regulation D, as well as Regulation S, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

        1.22. The Subscriber understands that all information regarding the Offering is confidential and represents that it will not be used for any purpose other than in connection with his or her consideration of a purchase of the Units and agrees to treat it in a confidential manner.

        1.23. The Subscriber acknowledges that the information contained in the Offering Documents or otherwise made available to the Subscriber is confidential and non-public and agrees that all such information shall be kept in confidence by the Subscriber and neither used by the Subscriber for the

Subscriber's personal benefit (other than in connection with this Subscription) nor disclosed to any third party for any reason, notwithstanding that a Subscriber's subscription may not be accepted by the Company; provided, however, that this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription or other similar agreement entered into with the Company).

        1.24. If the Subscriber is purchasing the Securities in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Subscriber has been duly authorized and empowered to execute this Agreement and all other subscription documents, and such other person fulfills all the requirements for purchase of the shares as such requirements are set forth herein, concurs in the purchase of the Securities and agrees to be bound by the obligations, representations, warranties and covenants contained herein. Upon request of the Company, the Subscriber will provide true, complete and current copies of all relevant documents creating the Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

        1.25. No authorization, approval, consent or license of any person is required to be obtained for the purchase of the Securities by the Subscriber, other than as have been obtained and are in full force and effect. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in any violation of or constitute a default under any material agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its properties are bound, or to the best of the Subscriber's knowledge, any permit, franchise, judgment, order, decree, statute, rule or regulation to which the Subscriber or any of its businesses or properties is subject.

        1.26. The representations, warranties and agreements of the Subscriber contained herein and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the Closing Date of the sale of the Securities to the Subscriber as if made on and as of such date and shall survive the execution and delivery of this Agreement and the purchase of the Securities.

        1.27. The Subscriber acknowledges that the Placement Agents (including any of their members, managers, employees, agents or representatives) have not made any representations or warranties to the Subscriber concerning the Company and its subsidiaries and their respective businesses, condition (financial or otherwise) or prospects.

        1.28. The Placement Agents shall be entitled to rely upon the representations, warranties and covenants of the Subscriber set forth in this Agreement.

        1.29. The Subscriber understands that (i) the Offering is not contingent upon the sale of any minimum number of Units, and the Company may close on the Subscriber's subscription upon receipt of a properly executed copy of this Agreement from the Subscriber and the purchase price for the number of Units being purchased by the Subscriber and (ii) that the Company is under no obligation to, and there can be no assurance that, the Company will receive or accept subscriptions for the Maximum Amount (or any other amount).

        1.30. The Subscriber agrees to the terms and conditions set forth in the Pledge Agreement, and hereby acknowledges and agrees to the appointment of I-Bankers Securities, Inc. as Noteholders' Representative (as the term is defined in the Pledge Agreement).

ARTICLE II.
REPRESENTATIONS BY AND COVENANTS OF THE COMPANY

        The Company hereby represents and warrants to the Subscriber that:

        2.1.    Organization, Good Standing and Qualification.    The Company is a joint stock company duly organized, validly existing and in good standing under the laws of the Republic of Italy and has full corporate power and authority to conduct its business as currently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the property owned or leased by the Company or the nature of the business conducted by the Company makes such qualification necessary, except to the extent that the failure to be so qualified or in good standing would not have, individually or in the aggregate, a material adverse effect on the business, operations, conditions (financial or otherwise), assets or results of operations of the Company (a "Material Adverse Effect").

        2.2.    Capitalization.    (a) The authorized capital stock of the Company consists of 13,330,100 shares of capital stock, all of which are classified as Common Stock. There are 5,000,000 shares of Common Stock issued and outstanding. All of the issued and outstanding shares of Common Stock of the Company are duly authorized, validly issued, fully paid and nonassessable, free of any liens or encumbrances and are not subject to preemptive rights. All of the securities issued by the Company have been issued in accordance with all applicable securities laws. Other than as contemplated in this Agreement or as set forth on Schedule 2.2(a), there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which either the Company is bound or obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no preemptive rights or rights of first refusal or similar rights which are binding on the Company permitting any person to subscribe for or purchase from the Company shares of its capital stock pursuant to any provision of law, the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate of Incorporation") or the Company's Articles of Association as in effect on the date hereof (the "By-laws") or by agreement or otherwise. Except as set forth in the Offering Documents, there are no securities or instruments containing anti-dilution or similar provisions that may be triggered by the issuance of the Securities.

          (b)   Upon issuance of the Warrants and payment of the purchase price therefor in accordance with the terms of this Agreement, the Warrants will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any restrictions on transfer and any taxes, claims, liens, pledges, options, security interests, purchase rights, preemptive rights, trusts, encumbrances or other rights or interests of any other person (other than any restrictions under the Act). The Warrant Shares and, if applicable, the Conversion Shares, when issued in accordance with the terms of the Warrants or the Notes, respectively, will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of any restrictions on transfer and any taxes, claims, liens, pledges, options, security interests, purchase rights, preemptive rights, trusts, encumbrances or other rights or interests of any other person (other than any restrictions under the Securities Act). A sufficient number of authorized but unissued shares of Common Stock have been reserved for issuance upon the exercise of the Warrants and, if applicable, the conversion of the Notes, assuming that (i) the Company sells the full eight million, ten thousand dollars ($ 8,010,000) of Units; (ii) the warrant coverage is 66% of the dollar amount invested; and (iii) the conversion price of the Notes and the exercise price of the Warrants is no less than $6.00 per share of Common Stock.

          (c)   The Company does not presently own or control, directly or indirectly, any interest in any subsidiary, corporation, association or other business entity. The Company is not a party to any joint venture, partnership or similar arrangement.

        2.3.    Authorization; Enforceability.    The Company has all corporate right, power and authority to enter into this Agreement and to execute and deliver the Notes, the Warrants, the Investors' Rights Agreement, and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the Notes, the Warrants, the Investors' Rights Agreement, and the Escrow Agreement by the Company, the authorization, sale, issuance and delivery of the Securities contemplated herein and the performance of the Company's obligations hereunder and thereunder has been taken or will be taken prior to Closing. Each of this Agreement, the Notes, the Warrants, the Investors' Rights Agreement, and the Escrow Agreement has been or will upon issuance be duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The issuance and sale of the Securities contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

        2.4.    No Conflict; Governmental and Other Consents.

          (a)   The execution and delivery by the Company of this Agreement, the Notes, the Warrants, the Investors' Rights Agreement, and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the Certificate of Incorporation or By-Laws, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the Company's properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company except, other than with respect to violations of the Certificate of Incorporation, for such violation, conflicts, breaches, defaults or liens, which would not have, individually or in the aggregate, a Material Adverse Effect.

          (b)   No consent, approval, authorization or other order of any governmental authority or other third-party is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Securities, except such filings as may be required to be made with the Commission or with any state or foreign blue sky or securities regulatory authority.

        2.5.    Litigation.    Other than as described in the Offering Documents, there is no pending or, to the actual knowledge of any officer or director of the Company, after due investigation, threatened legal or governmental proceedings to which the Company is a party which could materially adversely affect the business, property, financial condition or operations of the Company or the Company's ability to perform its obligations under this Agreement, the Notes and the Warrants.

        2.6.    Accuracy of Offering Documents.    The Offering Documents delivered to the Subscribers in connection with the transactions contemplated hereby do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

        2.7.    Investment Company.    The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

        2.8.    Use of Proceeds.    The Company intends to use the net proceeds of the Offering as set forth in the Private Placement Memorandum.

        2.9.    Company's Line of Business.    The Company and its subsidiaries are engaged only in the business described in the Offering Documents and the Offering Documents contains a complete and accurate description in all material respects of the business of the Company, as of the date hereof.

        2.10.    Financial Statements.    The Company has delivered to each Investor its audited financial statements (balance sheet and statement of operations, including the supplementary note thereto, and the auditors' report pursuant to article 2420 of the Italian civil code) at December 31, 2003 and for the fiscal year then ended, and its unaudited financial statements (balance sheet and statement of operations) as, at and for the six-month period ended June 30, 2004 (the "Financial Statements"). The Financial Statements have been prepared in accordance with Italian generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2004 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under Italian generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with Italian generally accepted accounting principles.

        2.11.    Changes.    Since June 30, 2004 there has not been:

          (a)   any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

          (b)   any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of the Company;

          (c)   any waiver by the Company of a valuable right or of a material debt owed to it;

          (d)   any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company;

          (e)   any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

          (f)    any material change in any compensation arrangement or agreement with any employer; or

          (g)   any agreement or commitment by the Company to do any of the things described in this Section 2.11, except as set forth on Schedule 2.11.

        2.12.    Compliance with Laws.    Except as set forth in the Offering Documents, the Company is in compliance in all material respects with all laws, rules, regulations, orders, judgments or decrees that are applicable to it, the conduct of its business as presently conducted and as proposed to be conducted, and the ownership of its property and assets, and the Company is not aware of any state of facts, events, conditions or occurrences which may now or hereafter constitute or result in a violation of any of such laws, rules, regulations, orders, judgments or decrees or which may give rise to the assertion of any such violation, except where such violation or violations do not have a Material Adverse Effect.

ARTICLE III.
TERMS OF SUBSCRIPTION

        3.1.  The purchase and sale of the Securities shall take place at the offices of Kramer Levin Naftalis & Frankel LLP ("Kramer Levin"), 919 Third Avenue, New York, New York 10022, and shall terminate at 11:59 p.m. New York City time on November 30, 2004 (subject to extension at the Company's or the Placement Agents' discretion without notice to Subscriber for up to 60 days) (the "Expiration Date") or such other date on which all of the Units are sold (the "Termination Date"), which time and place are designated as the "Closing." The Offering is not contingent upon the sale of any minimum number of Units. The Company may close on the Subscriber's subscription upon receipt of a properly executed copy of this Agreement from the Subscriber and the purchase price for the number of Units being purchased by the Subscriber (the "Initial Closing") and may conduct additional closings (each an "Interim Closing") until all of the Units are sold (the date of each such Closing, the "Closing Date").

        3.2.  Pending the sale of the Units, all funds paid hereunder shall be deposited by the Company in escrow with the Escrow Agent, having a branch at 1445 Ross Avenue, 2nd Floor, Dallas, Texas 75202, USA.

        3.3.  The Subscriber hereby authorizes and directs the Company to deliver the Units to be issued to the Subscriber pursuant to this Agreement to the residential or business address indicated on the signature page hereto.

        3.4.  The Subscriber hereby authorizes and directs the Company to return, without interest, any funds for unaccepted subscriptions (including any subscriptions that were not accepted as a result of the termination of the Offering) to the same account from which the funds were drawn, including any customer account maintained with the Placement Agents.

        3.5.  The Company's agreement with each Subscriber is a separate agreement and the sale of the Units to each Subscriber is a separate sale.

ARTICLE IV.
CONDITIONS TO OBLIGATIONS OF THE SUBSCRIBERS

        4.1.  The Subscribers' obligation to purchase the Units at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions, which conditions may be waived at the option of each Subscriber to the extent permitted by law:

          (a)   Representations and Warranties Correct.    The representations and warranties made by the Company in ARTICLE II hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

          (b)   Covenants.    All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such purchase shall have been performed or complied with in all material respects.

          (c)   No Legal Order Pending.    There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

          (d)   No Law Prohibiting or Restricting Such Sale.    There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person which shall not have been obtained to issue the Units (except as otherwise provided in this Agreement).

          (e)   Legal Opinion from Counsel for the Company; Opinion of Italian Counsel.    There shall be made available to each Subscriber the written opinion of Kramer Levin, counsel for the Company as to enforceability of the Offering Documents. The subscriber shall have received from Studio Santa Maria, Italian counsel to the Company, a favorable opinion, dated the date of closing as to due authorization and execution of the Offering Documents, and authorization and validity of the Pledge Agreement.

          (f)    Number of Pledged Shares under the Pledge Agreement.    The number of Pledged Shares under the Pledge Agreement shall amount to no less than twenty thousand five hundred ninety-nine (20,599) shares per one hundred thousand dollars ($100,000) of Notes sold in the Offering.

ARTICLE V.
MISCELLANEOUS

        5.1.    Notices.    Except as otherwise expressly specified herein, all notices, requests and other communications required or permitted hereunder shall be in writing and shall be sent by an internationally recognized overnight courier service; by certified or registered mail, return receipt requested (or, in the case of a notice sent to an address in Italy, by international express mail, return receipt requested); by facsimile transmission; or by hand delivery.

        The address for such notices and communications shall be as follows:

    If to the Company:

    Gentium S.p.A.
    Piazza XX Settembre, 2
    22079 Villa Guardia Como
    Italy
    Attention: Dott. Sauro Carsana
    Fax: +39 031 385333

    If to a Subscriber:

    To the address set forth under such Subscriber's name on the signature pages hereto.

        Any party may designate a different notice address, contact person, telephone number or facsimile number with respect to such party by providing a notice describing such changes to the other party hereto in accordance with the provisions of this Section 5.1. Any notice sent by internationally recognized overnight mail courier service shall be deemed to be delivered to the address shown on the mailing receipt on the expected date of delivery upon proper evidence of mailing for purposes of this Section 5.1. Any notice sent by certified or registered mail, return receipt requested (or, in the case of a notice sent to an address in Italy, by international express mail, return receipt requested), shall be deemed to be delivered five business days after mailing. Any notice sent by facsimile transmission shall be deemed delivered as of the open of business on the business day following the date on which sent provided the sender receives written confirmation of transmission and provided that within 24 hours such notice is also sent by regular mail or by an internationally-recognized overnight mail courier service to the appropriate address specified above. Any notice sent by hand delivery shall be deemed delivered as of the date of delivery.

        5.2.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority in interest of the Securities sold pursuant to the Offering, which holders shall include Generation Capital Associates. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased pursuant to the Offering at the time outstanding, each future holder of all such securities and the Company.

        5.3.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Notwithstanding the foregoing, if any of the provisions of this Agreement are inconsistent with the terms of the Summary of Proposed Terms and Conditions included in the Private Placement Memorandum, the terms of the Summary of Proposed Terms and Conditions shall govern.

        5.4.  Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the as herein provided; subject, however, to the right hereby reserved to the Company to revoke this subscription in accordance with Section 1.18, enter into the same agreements with other subscribers and to add and/or delete other persons as subscribers.

        5.5.  NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE EXCLUSIVE FORUMS FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT ARE EITHER THE SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND ALL RELATED APPELLATE COURTS, THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

        5.6.  The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

        5.7.  It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

        5.8.  The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

        5.9.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

        5.10. (a) The Subscribers severally agree not to issue any public statement with respect to the Subscribers' investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company's prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

          (b)   The Company agrees not to disclose the names, addresses or any other information about the Subscribers, except as required by law and to satisfy its obligations under the Investors Rights' Agreement.

        5.11. (a) Each Subscriber severally represents and warrants that it has not engaged, consented to nor authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Each Subscriber hereby severally agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of such Subscriber hereunder.

          (b)   The Company has engaged, consented to and authorized the Placement Agents to act as agents for the Company in connection with the transactions contemplated by this Agreement. The Company shall pay the Placement Agents a commission and reimburse the Placement Agents' expenses in accordance with the Placement Agency Agreement between the Company and the Placement Agents dated April 30, 2004, and the Company shall indemnify and hold harmless the Subscribers from and against all fees, commissions or other payments owing by the Company to the Placement Agents or any other person or firm acting on behalf of the Company hereunder.

ARTICLE VI.
CONFIDENTIAL INVESTOR QUESTIONNAIRE

        6.1.  The Subscriber represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL except as otherwise required by law. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.
Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B
The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.
Category C	The undersigned is a director or executive officer of the Company which is issuing and selling the Securities.
Category D
The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company ("SBIC"); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)

Category E	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

Category F
The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000. (describe entity)

Category G
The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a "sophisticated investor" as defined in Regulation 506(b)(2)(ii) under the Act.

Category H
The undersigned is an entity (other than a trust) in which all of the equity owners are "accredited investors" within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

Category I	The undersigned is not within any of the categories above and is therefore not an accredited investor.

        The undersigned agrees that the undersigned will notify the Company at any time on or prior to the Closing Date in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

        6.2.    SUITABILITY    (please answer each question)

          (a)   For an individual Subscriber, please describe your current employment, including the company by which you are employed and its principal business:

          (b)   For an individual Subscriber, please describe any college or graduate degrees held by you:

          (c)   For all Subscribers, please state whether you have you participated in other private placements before:

YES                             NO

          (d)   If your answer to question (d) above was "YES", please indicate frequency of such prior participation in private placements of:

	Public Companies	Private Companies

Frequently
Occasionally
Never

          (e)   For individual Subscribers, do you expect your current level of income to significantly decrease in the foreseeable future:

YES                             NO

          (f)    For trust, corporate, partnership and other institutional Subscribers, do you expect your total assets to significantly decrease in the foreseeable future:

YES                             NO

          (g)   For all Subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

YES                             NO

          (h)   For all Subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

YES                             NO

  (i)
  For all Subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES                             NO

        6.3.  MANNER IN WHICH TITLE IS TO BE HELD (circle one)

          (a)   Individual Ownership

          (b)   Community Property

          (c)   Joint Tenant with Right of Survivorship (both parties must sign)

          (d)   Partnership*

          (e)   Tenants in Common

          (f)    Company*

          (g)   Trust*

          (h)   Other

        *If Securities are being subscribed for by an entity, the attached Certificate of Signatory must also be completed.

        6.4.  NASD AFFILIATION.

        Are you affiliated or associated with an NASD member firm (please check one):

YES                             NO

        If Yes, please describe:

        *If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

        The undersigned NASD member firm acknowledges receipt of the notice required by Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.

Name of NASD Member Firm
By:	Authorized Officer
Date:

        6.5.  The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire contained in this Section 7 and such answers have been provided under the assumption that the Company will rely on them.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

        EXECUTION OF THIS AGREEMENT BY ANY PURCHASER SHALL BE DEEMED TO CONSTITUTE EXECUTION OF THE INVESTORS RIGHTS AGREEMENT ANNEXED HERETO AS EXHIBIT A BY SUCH PURCHASER.

"Purchase Price" =                               X $                   = $
                              Number of Units

Signature	Signature (if purchasing jointly)
Name Typed or Printed	Name Typed or Printed
Entity Name	Entity Name
Address	Address
City, State and Zip Code	City, State and Zip Code
Telephone-Business	Telephone—Business
Telephone-Residence	Telephone—Residence
Facsimile-Business	Facsimile—Business
Facsimile-Residence	Facsimile—Residence
Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:

Dated:                               , 2004

This Subscription Agreement is agreed to and accepted as of                                                   2004.

Gentium S.p.A.
By:
Name: Title:

CERTIFICATE OF SIGNATORY

(To be completed if Securities are being subscribed for by an entity)

        I,                                                  , am the                                                   of                                                   (the "Entity").

        I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Securities, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

        IN WITNESS WHEREOF, I have set my hand this                     day of

(Signature)

SCHEDULE 2.2(a)

Finanziaria Sirton, the holder of 100% of the outstanding Common Stock of the Company, has preemptive rights under Italian law with respect to the issuance of securities by the Company and has waived its preemptive rights with respect to this Offering.

SCHEDULE 2.10

Loan agreement with Finrex SA in the amount of $370,000

SCHEDULE 2.11

Loan agreement dated July 7, 2004 with Sirton S.p.A. in the amount of € 600,000

Loan agreement dated July 20, 2004 with Banca Nazionale del Lavoro in the amount of € 2,000,000

Loan agreement dated July 9, 2004 with Cassa di Risparmio di Parma e Piacenza in the amount of € 487,100

Loan agreement dated August 4, 2004 with Cassa di Risparmio di Parma e Piacenza in the amount of € 387,760

Loan agreement with Finrex SA in the amount of $370,000

EXHIBIT A

QuickLinks

  Exhibit 4.2.5
ARTICLE I. SUBSCRIPTION FOR UNITS AND REPRESENTATIONS BY SUBSCRIBER
ARTICLE II. REPRESENTATIONS BY AND COVENANTS OF THE COMPANY
ARTICLE III. TERMS OF SUBSCRIPTION
ARTICLE IV. CONDITIONS TO OBLIGATIONS OF THE SUBSCRIBERS
ARTICLE V. MISCELLANEOUS
ARTICLE VI. CONFIDENTIAL INVESTOR QUESTIONNAIRE
SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT
CERTIFICATE OF SIGNATORY
SCHEDULE 2.2(a)
SCHEDULE 2.10
SCHEDULE 2.11
EXHIBIT A